Exhibit 10.1.3
SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into and effective as of June ___, 2016, by and between FIATP SSF TIMBER LLC, a Delaware limited liability company (“Seller”), and CATCHMARK TIMBER TRUST, INC., a Maryland corporation (“Purchaser”).

BACKGROUND:

1.Seller and Purchaser entered into that certain Purchase and Sale Agreement with an Effective Date of April 27, 2016, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of April 27, 2016 (as amended, the “Contract”), covering those certain tracts or parcels of land of Seller in Kershaw, Richland and Sumter Counties, South Carolina containing approximately ±23,985 acres (the “Property”), as more particularly described in the Contract; and

2.Seller and Purchaser have agreed to enter into this Amendment on the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree to amend the Contract as follows:

1.Amendment to Timber Cutting Agreements. Exhibit E to the Agreement is hereby deleted in its entirety and replaced with Attachment “1” to this Amendment, which is attached hereto and incorporated herein.

2.Amendment to Owner’s Affidavit. The following sentence is added to the end of Section 3 of the Form Owner’s Affidavit attached as Exhibit “F” to the Contract: “The tenancy granted H.H. Flanagan by Westvaco, referenced in the Deed recorded in the Office of the Register of Deeds for Richland County in Book D815, Page 866, is no longer in effect.”

3.Amendment to Supply Agreement Diligence Period. The Supply Agreement Diligence Period, as defined in Section 5(f)(ii) of the Agreement, is hereby amended to expire on June 8, 2016 at 5:00 p.m. (local Atlanta time).

4.Ratification. Except as otherwise amended hereby, all of the other terms and provisions of the Contract are and shall remain in full force and effect and are hereby ratified by the parties hereto. All capitalized but undefined terms used in this Amendment shall have the meanings ascribed in the Contract. In the event of conflict between the terms of this Amendment and the terms of the Contract, the terms of this Amendment shall control.

5.Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument. The delivery of counterpart signatures by facsimile transmission or e-mail of PDF format electronic copy shall have the same force and effect as the delivery of a signed hard copy.

[signatures on the following page]

IN WITNESS WHEREOF, this Amendment has been duly executed, sealed and delivered by the parties hereto the day and year first above written.

SELLER: FIATP SSF TIMBER LLC, a Delaware limited liability company

By: /s/ Michael F. Hart
Name: Michael F. Hart
Title: Assistant Vice President

[signatures continue on following page]

PURCHASER: CATCHMARK TIMBER TRUST, INC., a Maryland corporation

By: /s/ John D. Capriotti
Name: John D. Capriotti
Title: Director of Acquisitions

[end of signatures]

ATTACHMENT “1”

Contract Num	County	Harvest Type	End Date	Sale Acres	Tracts
373-15-22	RICHLAND	Plantation row thinning, with selection between rows	10/2/2016	157	MURRAY #9 (13722560)
373-15-23	RICHLAND	Plantation row thinning, with selection between rows	10/6/2016	70	MURRAY #8 (13722550)
373-15-27	SUMTER	Clear Cut	12/10/2016	43.4	GOZA #1 (13722900)
373-16-2	RICHLAND	Select Thinning (i.e. cut trees are marked or designated)	1/12/2017	33.71	SCARBOROUGH #2 (13722590)